CONSULTING SERVICES AND FINDERS FEE AGREEMENT

THIS AGREEMENT made as of the 30th day of July, 2012.

BETWEEN:

AMERICAN GRAPHITE TECHNOLOGIES INC., a company incorporatedunder the laws of the State of Nevada, USA, having a head office at 3651Lindell Rd., Suite 0#422, Las Vegas, Nevada 89103

(the "Company")
OF THE FIRST PART
AND:
ROBERT MINTAK, an individual residing in the
Province of British Columbia with a mailing address
of, 1745 Fell Ave, North Vancouver.

(the "Consultant")
OF THE SECOND PART
WHEREAS:

A. The Company is a US reporting company carrying on the business of technology and mineral exploration and exploitation.

B. The Company wishes to retain the Consultant to provide services to the Company as more particularly described in Contract Services, as defined herein;

C. The Consultant has agreed to provide the services and has agreed to act as a consultant to the Company, and its affiliates, in accordance with the provisions of this Agreement.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants and agreements hereafter set forth, the parties hereto do hereby covenant and agree as follows:

1. Appointment and Duties

1.1 Appointment and Duties. The Company hereby retains the Consultant to render to the Company the services described in the Consulting Services Description attached hereto as Exhibit A (the "Contract Services"). The Consultant shall provide the services personally and shall sub-contract with such other persons as determined by the Consultant to provide the Contract Services.

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1.2 Variation. The particulars of the Contract Services may be changed from time to time by mutual written agreement without thereby terminating this Agreement, and, notwithstanding any such change, the Contract Services shall be construed as continued under this Agreement as modified unless, and until, this Agreement is formally terminated in writing or expires.

1.3 Independent Contractor. The Consultant shall be an independent contractor and not the servant, employee or agent of the Company. The Consultant shall perform the services and discharge his related duties under the general direction of the proper officers of the Company and shall be subject to the control of the Board of Directors or the senior executives of the Company ("Chairman") in respect of the manner in which he performs the Contract Services or otherwise carries out the instructions and directions it may be given from time to time in relation to the Contract Services. Except as specifically provided in this Agreement, Consultant will not be eligible for, and hereby knowingly and voluntarily waives, any and all employee benefits that Company provides to its common law employees, nor will Company make deductions from payments made to Consultant for taxes, including without limitation, local state or federal sales, use, excise, personal property or other similar taxes or duties, all of which will be Consultant's responsibility. Consultant shall be solely responsible for and shall make  proper and timely payment of any withholding or other taxes, such as the Consultant's estimated state and federal income taxes and self-employment tax. Consultant agrees to indemnify and hold Company harmless from any liability for, or assessment of, any such taxes imposed on Company by relevant taxing authorities. Consultant will have no authority to enter into contracts that bind Company or create obligations on the part of Company without the prior written authorization of Company.

2. TERM

Term. The Consultant shall provide the Contract Services in accordance with the provisions of this Agreement during the term commencing on July 30, 2012 (the "Commencement Date") and, except in the case of earlier termination as hereinafter specifically provided for, shall continue for a period of twelve (12) months (the "Term") until July 29, 2013 (the "Termination Date"). The Term may be extended by mutual agreement upon the within terms, or such other terms, as the Company and the Consultant may agree in writing.

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3. TIME AND PLACE OF SERVICE

3.1 Time of Performance. Unless otherwise provided in Contract Services, theConsultant shall perform the Contract Services at such times and during such hours as the proper officers of the Company may request and that are commensurate with prevailing industry standards and practice for the performance of such services in accordance with sound and efficient business practice.

3.2 Place of Service. The Consultant acknowledges that in providing services, the employees of the Consultant will be required from time to time to travel and provide services elsewhere than at the Consultant's principal offices, and/or other branch offices as may be established, and the Consultant agrees to such amount of travel away from the principal office of the Consultant as may be reasonably necessary for the purposes of the Company's business and the Company agrees to reimburse all reasonable travel and related expenses incurred by the Consultant in that regard.

3.3 Reports and Ownership. The Consultant shall from time to time upon the request of the Chairman, or other proper executive officers of the Company, fully inform such officers of the work done and to be done by the Consultant in connection with the provision of the Contract Services in such detail as may be reasonably requested and permit the Company, and its officers, and other representatives, at all reasonable times to inspect, examine, review and copy all findings, data, specifications, drawings, reports, analyses, documents, financial, operating, technical and other information whether complete or incomplete (collectively the "Material") that have been produced, received or acquired by the Consultant, or provided by the Company, or third parties to the Consultant, as a result of this Agreement. All such Material, and any equipment, machinery or other property provided by the Company to the Consultant as a result of this Agreement, shall be the exclusive property of the Company and shall be immediately delivered by the Consultant to the Company, or its representatives, upon giving notice to the Consultant requesting delivery of the Material, equipment, machinery, or other property, whether that notice is given before, upon, or after the expiration or sooner termination of this Agreement.

3.4 Conflict of Interest. The Consultant shall refer to the Chairman, or the executive  officers of the Company, for consideration of all matters and transactions in which the Consultant is, or may intend to be, involved and in respect of which a real, or perceived,conflict of interest between the Consultant and the Company, or another client of the Consultant, and the Company may arise, however remote the possibility, and shall not continue or proceed with such matters, or transactions, until the written approval of the Chairman, or the proper executive officers, is obtained. Nothing in this subsection 3.4 is intended to limit in any way the Consultant's fiduciary obligations and duties to the Company which may arise by law or in equity.

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4. REMUNERATION AND BENEFITS

4.1 Fees. The remuneration to be paid to the Consultant for all services to be rendered by him under this Agreement to the Company shall be by way of an option whereby the Consultant shall have the right to acquire up to 150,000 shares of the Company at an exercise price of $0.25 per share. Such option shall vest immediately upon execution of this Agreement and shall expire 60 days after termination of this Agreement.

4.2 Expenses. The Company will reimburse the Consultant for all reasonable and documented travel related expenses and business expenses incurred in relation to the Company's business in the performance of the Contract Services. All expenses in excess of $500.00 monthly shall be prior approved by the Company.

5. TERMINATION

5.1 Termination by Consultant. The Consultant may terminate this Agreement by giving written notice of termination to the Company if the Company is in material default of any of its obligations under Section 4 hereof and fails to cure such default within thirty (30) days of delivery of a notice of default in writing to the Company from the Consultant.

5.2 Termination by the Company. The Company may immediately terminate this Agreement and the engagement of a Consultant hereunder if the Consultant is in material default of any of its obligations under this Agreement and all Consultant shall have the right to exercise such option to be pro-rated over a 365-day period and Consultant will be required to return such option to the Company equal to 150,000 shares multiplied by (the remaining days in the Term after the termination date divided by 365 days). Also, the Company may terminate this Agreement at any time without cause, or reason, upon giving sixty (60) days prior notice in writing to the Consultant however, if termination is without cause, then the options granted to the Consultant pursuant to this Agreement are earned at the time of grant and the Consultant shall have no obligation to return any options granted and shall have the right to exercise the options for a period of 180 days if termination is not for cause. Should termination be for cause, then any unexercised options will immediately be cancelled and the Consultant shall have no further right to the options.

5.3 Effective of Termination. Upon termination of this Agreement, the Consultant shall be entitled to the Fee, and any other benefits, and any reasonable accrued expenses incurred on behalf of the Company, due to him up to and including the date of termination. The termination of the Consultant's engagement under this Agreement shall not end the obligations of the Consultant under Section 6, which obligation shall continue and survive such termination.

5.4 Resignation and Surrender of Documents. Upon any termination of this Agreement, including expiration of the Term without renewal, the Consultant shall,
I
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unless otherwise requested by the Company, return to the Company, promptly upon the Company's written request therefore, any equipments, documents, photographs, all books of account, records, reports and any other property containing Confidential Information which were received by Consultant pursuant hereto without retaining copies thereof.

6. CONFIDENTIAL INFORMATION AND RESTRICTIVE COVENANT

6.1 Confidential Information. The Consultant understands that Confidential Information received by Consultant in the course of the engagement with the Company is considered by the Company to be confidential in nature and must be treated as such. In consideration for being engaged as a consultant by the Company as aforesaid, Consultant agrees to the covenants herein, and will not, without the express written consent of the Company, use Confidential Information for any purpose other than to provide the consulting services for the benefit of the Company, or for which Consultant is engaged.

The Consultant acknowledges the following:

(a) In connection with providing the Contract Services, the Consultant will have access to financial, operating, technical, and other information concerning the Company (which for the purposes of this Section includes subsidiaries and affiliates of the Company) and its business opportunity and assets and which is either; non-public, confidential, or proprietary in nature. All such information furnished to you by the Chairman, or executives of the Company, or any of its officers, consultants, advisors or other representatives, and all analyses, compilations, data, studies, or other documents made available to you, or its representatives, or prepared by you in connection with providing the Contract Services, are hereinafter collectively referred to as the "Confidential Information".

(b) The Confidential Information includes not only written information but information transferred, or retained, orally, visually, electronically or by any other means.

(c) The Company is a reporting issuer and the Consultant acknowledges that there will be restrictions on the purchase, or sale, of Company securities imposed by applicable Canadian and United States securities laws and other domestic and foreign laws relating to the possession of material information about a public company which has not previously been madeavailable to the public at large. The Consultant agrees that neither it, nor its employees, will not sell, pledqe.: hypothecate or otherwise transfer or dispose of, or offer for sale, or solicit offers to purchase, any securities of the Company while Consultant is in possession of any material non-public information.

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6.2 Non-Disclosure. In relation to Confidential Information, the Consultant agrees as follows:

(a) The Consultant will keep in confidence all Confidential Information.

(b) The Consultant will not, either during the term of the contract with the Company, or at any time thereafter, disclose, or reveal, in any manner whatsoever the Confidential Information to any other person, except as required to carry out the terms of its engagement, or as required by law, nor shall he make any use thereof, directly or indirectly, for any purpose other than the purposes of the Company and the Consultant shall not disclose, or use for any purposes, other than those of the Company, the Confidential Information. The term "person" as used in this Section 6 shall be interpreted very broadly and shall include without limitation any corporation, company, joint venture, partnership or individual.

(c) In the event that the Consultant's service with the Company is terminated, for any reason whatsoever, Consultant shall return to the Company, promptly upon the Company's written request therefor, any documents, photographs, magnetic tapes, computer disks and other property containing Confidential Information which were received by Consultant pursuant hereto, or prepared by Consultant in the course of providing the Contract Services, without retaining copies hereof.

6.3 Public Domain. The provisions of this Section 6 relating to Confidential Information will not apply to any part of such Confidential Information which the Consultant can clearly demonstrate, to the satisfaction of the Company, is now, or subsequently becomes, part of the public domain through no violation of the provisions hereof or was in the Consultant's lawful possession prior to its disclosure to Consultant by the Company.

6.4 Restrictive Covenant. The Consultant shall not, except on behalf of the Company, at any time during the period of his service and within two (2) years following termination of engagement with the Company, either individually, or with any other person, whether as principal, agent, shareholder, officer, adviser, manager, employee, or otherwise, do the following:

(a) acquire, lease, or otherwise, obtain or control any beneficial direct or indirect interest in the business opportunity, rights, or other rights or lands in any business opportunity in which the Company holds, or is negotiating to acquire an interest, or is actively seeking to acquire, or that is within a distance of five (5) kilometres from any point on the outer perimeter of any such property.

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(b) Conduct any solicitation, or business activities, or otherwise work on or in respect of any business opportunity, within a distance of five (5) kilometres from any point on the outer perimeter of any business property.

(c) The provisions set forth above shall also apply to (i) all fifty states and (ii) each foreign country, possession or territory in which Company may be engaged in business at the termination of Consultant's employment or at any time within twelve (12) months prior thereto; but only if Consultant was directly or indirectly involved or exposed to plans for such business at any time within twelve (12) months prior to termination.

(d) Consultant further agrees that Consultant shall not for a period of two (2)years, directly or indirectly, at any time in any manner, induce or attempt to influence any Consultants, or Employees, of Company to terminate their employment with Company.

(e) Consultant acknowledges that in the event of any violation by Consultant of the provisions set forth herein, Company will sustain serious, irreparable and substantial harm to its business, the extent of which will be difficult to determine and impossible to remedy by an action at law for money damages. Accordingly, Consultant agrees that, in the event of such violation, or threatened violation, by Consultant, Company shall be entitled to an injunction before trial from any court of competent jurisdiction as a matter of course upon the posting of not more than a nominal bond, in addition to all such other legal and equitable remedies as may be available to Company. Consultant further agrees that, in the event any of the provisions of this Agreement are determined by a court of competent jurisdiction to be contrary to any applicable statute, law or rule, or for any reason unenforceable as written, such court may modify any of such provisions so as to permit enforcement therefore as thus modified.

(f) Notwithstanding anything to the contrary in this Agreement, if Company elects to terminate Consultant's employment for any reason, other than good and sufficient cause, then, in such event, the term of the noncompetition provision set forth above shall be reduced to the number of months that Consultant is entitled to notice as per this Agreement
.
6.5 If, notwithstanding the prohibition set forth in subsection 6.4, the Consultant acquires, leases or otherwise obtains, or controls, any interest in breach of subsection

6.4, the Consultant shall notify the Company of such acquisition within thirty (30) days immediately following the date of such acquisition and the Consultant agrees, upon demand by the Company, to convey, or cause to be conveyed, such interest to the Company as soon as practicable thereafter, in consideration of the payment by the Company to the Consultant at the cost of acquisition.

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6.6 The Consultant acknowledges that the Company would not have an adequate remedy at law for monetary damages in the event that the covenants referred to above are not performed in accordance with their terms and therefore agrees that the Company shall be entitled to specific performance and enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law, or in equity.

6.7 The Consultant shall, in addition to any damages which may result from any breach of any provision of this Section 6, pay to the Company the costs, including reasonable lawyer's fees, court costs and disbursements, in relation to enforcing the terms and conditions of this Agreement.

6.8 The Consultant agrees that all restriction in this Section 6 are necessary and fundamental to the protection of the business of the Company and are reasonable and valid, and all defences to the strict enforcement thereby by the Company are hereby waived by the Consultant.

6.9 Each provision of Section 6 is declared to constitute a separate and distinct covenant and to be servable from all other separate and distinct covenants.

6.10 If any covenant or provision of this Section 6 is determined to be void or unenforceable in whole, or in part, it shall not be deemed to affect or impair the enforceability or validity of any other covenant or provision of this Section 6 or this  Agreement, or any part thereof.

6.11 Consultant agrees that it will not, without prior written consent of Company, use in advertising, publicity or otherwise, the name of Company or refer to the existence of this Agreement in press releases, advertising, or materials distributed to prospective customers.

7. RELEASE AND INDEMNITY

7.1 Release. The Consultant releases and forever discharges the Company from all actions, causes of action, claims and demands, for or by reason of any damage, loss or injury to the person and property of the Consultant or any consequential damage flowing from such damage, loss or injury which may be sustained in respect of any incident during the term of this contract or the performance of services by the Consultant to the Company.

7.2 Indemnity. The Consultant shall indemnify and hold harmless the Company, its agents and employees from and against all claims, demands, losses, costs, damages, actions, suits or proceedings by third parties that arise out of, or are attributable to, the Consultant's performance of services under this contract including without limitation those relating to bodily injury, sickness, disease or death of the Consultant or loss or damage or destruction of property of the Consultant.

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The Company agrees to save and hold harmless Consultant from, and against, any and all claims, causes of action, lawsuits, losses, and liability brought or assessed by third parties against the Company, its principals and shareholders, and Consultant arising out of any damage or injury occasioned by or in connection with the Consultant's performance of the Contract Services, and from and against all liability for costs, fees, and legal expenses in connection herewith, except in the event Consultant should be found guilty of willful misconduct or gross negligence. Consultant's liability, if any, shall in no event exceed the amount of professional fees paid to Consultant by the Company for services rendered.

Additionally, the Company shall assume all obligations and liability associated with regulatory compliance in all applicable jurisdictions as relate to securities laws and other regulations that shall govern the operation, financing, and corporate governance of the Company. The Consultant shall not be asked to perform any tasks, or duties, that would contravene such regulations.

8. NOTICE

Any notice or other writing required, or permitted, to be given hereunder shall be deemed to be sufficiently given if delivered, or if mailed by registered mail, or by facsimile, addressed as follows:

In the case of the Company:

AMERICAN GRAPHITE TECHNOLOGIES INC.
3651 Lindell Rd., Suite D#422,
Las Vegas, Nevada 89103

In the case of the Consultant:
Robert Mintak
1745 Fell Ave #8, North Vancouver, BC

Any such notice given as aforesaid shall be deemed to have been given to the parties hereto if delivered, when delivered, or if mailed, on the date of receipt of such mailing or, if via facsimile, on the date of actual receipt of such facsimile. Any party may from time to time, by notice in writing, change its address for the purpose of this Section.

9. ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the parties with respect to the services of the Consultant to be provided to the Company, and supersedes all prior agreements, representations, understanding and commitments, whether oral or written.

This agreement may not be amended except by way of an instrument in writing executed by both parties.

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10. NON-WAIVER

Any condoning, excusing or overlooking by the Company of any default, breach, or non-observance by the Consultant at any time, or times, in respect of any agreement, proviso, or condition contained in this Agreement shall not operate as a waiver of the Company's rights under this Agreement in respect of any subsequent default, breach or non-observance nor as to defeat or affect in any way the rights of the Company under this Agreement in respect of any subsequent default, breach, or non-observance.

11. HEADINGS

The headings to the sections in this Agreement have been inserted as a matter of convenience and are for reference only and in no way define, limit or enlarge the scope or meaning of this Agreement or any provision of it.

12. ILLEGALITY

Should any provision, or provisions, of this Agreement be illegal or not enforceable, it, or they, shall be considered separate and severable from this Agreement and its remaining provisions shall remain in force and be binding upon the parties as though the provision or provisions had never been included.

13. GOVERNING LAWS

This Agreement shall be governed by and construed in accordance with the laws of the
State of Nevada, U.S.A., without regard to any choice of law or conflict of law provisions thereof.

14. ARBITRATION.

Any dispute or claim arising out of, or in connection with, any provision of this Agreement, excluding the Company's right to seek injunctive relief under Section 6 hereof, will be finally settled by binding arbitration in the county in which the principal executive offices of the Company are located in accordance with the rules of the American Arbitration Association. The parties shall mutually agree on one arbitrator.

The arbitrator shall apply Nevada law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.  Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary, or interim, equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision.

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15. SUCCESSORS AND ASSIGNS

15.1 .This Agreement shall not be assignable by either party; provided, however, that if the Company shall merge into, or consolidate with, or transfer substantially all of its assets to, another corporate, or business entity, this Agreement shall run to the benefit of and may be assigned to the Company's successors resulting from such merger, consolidation or transfer.

15.2 Except as otherwise provided in this Agreement, all terms of this Agreement shall be binding upon the respective successors and permitted assigns of the parties hereto and shall enure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

16. ADVICE OF COUNSEL.

Each Party acknowledges that, in executing this agreement, such Party has had the opportunity to seek the advice of independent legal counsel, and has read and understood all of the terms and provisions of this agreement. This Agreement shall not be construed against any Party by reason of the drafting or preparation hereof.

17. COUNTERPARTS

This Agreement may be signed in one or more counterparts, each of which may be executed and delivered via facsimile with the same validity as if it were a manually executed document.

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THE PARTIES, intending to be contractually bound, have executed this Agreement hereof as of the date first written above.

AMERICAN GRAPHITE TECHNOLOGIES INC.

Per:  /s/ Rick Walchuk                                                                                                /s/ Robert Mintack
Name: Rick Walchuk                                                                                                           Robert Mintack
Title: President

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EXHIBIT A
Contract Services Description

• Customized Problem/Opportunity Research
• New Business/Service Development
• Strategy Development & Refinements
• Business Plan Reviews
• Acquisition Assistance
• Partnering Assistance
• Technology & Product Assessments
• Business Planning Resource Support
• Product & System Innovation Planning
• Website and IT Support
• Graphic Art and Media Design

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